SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): March 6, 2003

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11911 NE 1st Street, Suite B-304

Bellevue, WA 98005-5032

(Address of principle executive offices)(Zip code)

Registrant’s telephone number, including area code: (425) 278-1100

Item 5.     Other Events and Regulation FD Disclosure.

During the period from January 2, 2003 through February 18, 2003, warrants to purchase approximately 4,820,000 shares of SAFLINK Corporation common stock, which were issued in connection with prior financing transactions, were exercised for approximately $9,700,000. Following issuance of such shares, there will be approximately 25,500,000 shares of common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFLINK CORPORATION

Dated: March 6, 2003	By:	/s/ Glenn Argenbright
Glenn Argenbright, President and Chief Executive Officer